Exhibit 99.2
WPS, Inc.

Subscription Agreement

1.	Investment:

(a) The undersigned (“Subscriber”) subscribes for                                                                             Shares of Common Stock of WPS, Inc. at $0.05 per share.

(b) Total subscription price ($0.05 times number of Shares): = $                                                                                                                     .

   PLEASE MAKE CHECKS PAYABLE TO:                           WPS, Inc.
   SEND ALL CHECKS TO:                                                         525 W. Allen Ave., Unit 9, San Dimas, CA 91773

2.	Investor information:

______________________________                                                                _______________                                __________________________________________________
                                       Name (Please print)                                                                                                        SSN/EIN                                                                                                                 Address/Telephone number
______________________________                                                                _______________                                __________________________________________________
                                       Name (Please print)                                                                                                        SSN/EIN                                                                                                                 Address/Telephone number
3.	Type of ownership: (You must check one box)
a.	____	Individual	f. ____ Joint Tenants with Rights of Survivorship
b.      ____           Tenants in Common                      g.    ____        Custodian for _____________________________________
c.      ____           Community Property                      h.    ____        Uniform Gifts to Minors Acts of the State of _______________
d.      ____           Partnership                                      i.    ____        Corporation (give name and state of incorporation) ___________________________
e.      ____           Trust                                                 j.    ____        Other (explain) _____________________________________________________

4.      Representations, Warrants and Covenants.  Subscriber hereby represents warrants, covenants and agrees as follows:
(a)      Subscriber is at least eighteen (18) years of age, legally competent, with an address as set forth in this Subscription Agreement.
(b)
Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Subscriber by the Company or any other person, whether or not associated with the Company or this offering.  In entering into this transaction, Subscriber is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Subscriber at Subscriber’s sole discretion and judgment.

(c)
Subscriber understands that his or her investment in the Shares is speculative and involves a high degree of risk, and is not recommended for any person who cannot afford a total loss of the investment.  Subscriber is able to bear the economic risks of an investment in the Offering and at the present time can afford a complete loss of such investment.

(d)
Subscriber is under no legal disability nor is Subscriber subject to any order, which would prevent or interfere with Subscriber’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares.  The Shares are being purchased solely for Subscriber’s own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part.  Subscriber has no plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.

(e)
Subscriber has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and no present need for liquidity of the investment in the Shares, and (ii) a liquid net worth (that is, net worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Subscriber to hold the Shares indefinitely.

(f)
If the Subscriber is acting without a Purchaser Representative, Subscriber has such knowledge and experience in financial and business matters that Subscriber is fully capable of evaluating the risks and merits of an investment in the Offering.

(g)
Subscriber has been furnished with and has thoroughly read and understood the Prospectus.   Subscriber understands that Subscriber shall be required to bear all personal expenses incurred in connection with his or her purchase of the Shares, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Subscriber in connection with his or her investment in the Offering.

(h)	Subscriber understands that neither the SEC nor any other regulatory agency has passed upon the merits of these securities or the accuracy of the Prospectus.

5.           Indemnification.  Subscriber acknowledges an understanding of the meaning of the legal consequences of Subscriber’s representations and warranties contained in this Subscription Agreement and the effect of his or her signature and execution of this Agreement, and Subscriber hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Subscriber contained in this Subscription Agreement.

6.           Acceptance of Subscription.  It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.  If this subscription is rejected in whole, the Company shall return to Subscriber, without interest or reimbursement for any costs incurred, the Payment tendered by Subscriber, in which case the Company and Subscriber shall have no further obligation to each other hereunder.  In the event of a partial rejection of this subscription, Subscriber’s Payment will be returned to Subscriber, without interest or reimbursement for any costs incurred, whereupon Subscriber agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

7.           Receipt of Disclosure Document.  By executing this Subscription Agreement, the undersigned acknowledges receipt of a current prospectus, as supplemented to the date of this Subscription Agreement, in which the terms and conditions of the offering and the risks associated therewith are described and understood by the Subscriber.

8.           Termination of the Offering. The undersigned understands that the Company may terminate this offering at any time and for any reason.  In the event any such termination occurs, the Subscription Agreements and any funds related thereto shall be returned to the Subscriber, without interest or any reimbursement for any costs incurred by the Subscriber.

9.           Governing Law.  This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

_________________________________________                                                                                                           _______________________________________________
Subscriber’s Signature                                           Date                                                                                                                Joint Subscriber’s Signature                                           Date

SEND SUBSCRIPTION AGREEMENT AND CHECK TO:      WPS, Inc., 525 W. Allen Ave., Unit 9, San Dimas, CA 91773